Exhibit 99.1

Cathay General Bancorp Announces Fourth Quarter and Full Year 2020 Results

LOS ANGELES, Jan. 27, 2021 /PRNewswire/ -- Cathay General Bancorp (the "Company", "we", "us", or "our" NASDAQ: CATY), the holding company for Cathay Bank, today announced its unaudited financial results for the quarter and year ended December 31, 2020. The Company reported net income of $70.9 million, or $0.89 per share, for the fourth quarter of 2020, and net income of $228.9 million, or $2.87 per share, for the year ended December 31, 2020.

FINANCIAL PERFORMANCE

	Three months ended			Year ended December 31,
(unaudited)	December 31, 2020	September 30, 2020	December 31, 2019	2020	2019
Net income	$70.9 million	$56.8 million	$67.4 million	$228.9 million	$279.1 million
Basic earnings per common share	$0.89	$0.71	$0.85	$2.88	$3.49
Diluted earnings per common share	$0.89	$0.71	$0.84	$2.87	$3.48
Return on average assets	1.50%	1.18%	1.49%	1.22%	1.61%
Return on average total stockholders' equity	11.75%	9.53%	11.75%	9.70%	12.63%
Efficiency ratio	49.61%	51.53%	47.51%	47.65%	44.75%

HIGHLIGHTS

  The net interest margin increased to 3.12% in the fourth quarter of 2020 from 3.02% in the third quarter of 2020.
  There was a reversal for loan losses of $5 .0 million in the fourth quarter of 2020 compared to provision for loan losses of $12.5 million for the third quarter of 2020.

"For the fourth quarter of 2020, our net interest margin was 3.12%, increasing 10 basis points from the third quarter of 2020. Our loans, excluding Paycheck protection program loans increased by $103.4 million, or 2.7% annualized, and our deposits, excluding CD's, increased by $351.0 million, or 15.5% annualized, during the quarter. Also, there was a reversal for loan losses of $5.0 million for the fourth quarter of 2020 and a $9.5 million decrease in nonaccrual loans during the fourth quarter," commented Chang M. Liu, President and Chief Executive Officer of the Company.

FOURTH QUARTER INCOME STATEMENT REVIEW

Net income for the quarter ended December 31, 2020, was $70.9 million, an increase of $3.5 million, or 5.2%, compared to net income of $67.4 million for the same quarter a year ago. Diluted earnings per share for the quarter ended December 31, 2020, was $0.89 per share compared to $0.84 per share for the same quarter a year ago.

Net interest income before provision for credit losses

Net interest income before provision for credit losses decreased $1.4 million, or 1.0%, to $139.8 million during the fourth quarter of 2020, compared to $141.2 million during the same quarter a year ago. The decrease was due primarily to a decrease in interest income from loans and securities.

The net interest margin was 3.12% for the fourth quarter of 2020 compared to 3.34% for the fourth quarter of 2019 and 3.02% for the third quarter of 2020.

For the fourth quarter of 2020, the yield on average interest-earning assets was 3.74%, the cost of funds on average interest-bearing liabilities was 0.86%, and the cost of interest-bearing deposits was 0.80%. In comparison, for the fourth quarter of 2019, the yield on average interest-earning assets was 4.53%, the cost of funds on average interest-bearing liabilities was 1.61%, and the cost of interest-bearing deposits was 1.55%.The decrease in the yield on average interest-earning assets resulted mainly from lower rates on loans. The net interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, was 2.88% for the quarter ended December 31, 2020, compared to 2.92% for the same quarter a year ago.

Reversal for credit losses

Based on a review of the appropriateness of the allowance for loan losses at December 31, 2020, the Company recorded a reversal for credit losses of $5.0 million in the fourth quarter of 2020, compared to a reversal for credit losses of $5.0 million in the fourth quarter of 2019. The Company will continue to monitor the continuing impact of the pandemic on credit risks and losses, as well as on customer demand deposits and other liabilities and assets. As permitted under the Coronavirus, Aid, Relief and Economic Security Act (the "CARES Act") and as extended by the Consolidated Appropriations Act, 2021, the Company has chosen to continue to defer the adoption of the Current Expected Credit Losses ("CECL") methodology for estimated credit losses until the earlier of (i) the beginning of the Company's fiscal year that begins after the date the COVID-19 national emergency comes to an end or (ii) January 1, 2022. The following table sets forth the charge-offs and recoveries for the periods indicated:

	Three months ended			Year ended December 31,
	December 31, 2020	September 30, 2020	December 31, 2019	2020	2019
	(In thousands) (Unaudited)
Charge-offs:
Commercial loans	$ 8,613	$ 6,956	$ 697	$ 21,996	$ 6,997
Total charge-offs	8,613	6,956	697	21,996	6,997
Recoveries:
Commercial loans	912	3,796	2,546	7,267	4,155
Construction loans	—	—	—	—	4,612
Real estate loans(1)	109	110	467	543	6,063
Total recoveries	1,021	3,906	3,013	7,810	14,830
Net charge-offs/(recoveries)	$ 7,592	$ 3,050	$ (2,316)	$ 14,186	$ (7,833)

(1) Real estate loans include commercial mortgage loans, residential mortgage loans, and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), wire transfer fees, and other sources of fee income, was $11.5 million for the fourth quarter of 2020, an increase of $2.9 million, or 33.7%, compared to $8.6 million for the fourth quarter of 2019. The increase was primarily due to a $2.8 million increase in net gains from equity securities offset in part by a $0.4 million decrease in wealth management fees, when compared to the same quarter a year ago.

Non-interest expense

Non-interest expense increased $3.8 million, or 5.3%, to $75.0 million in the fourth quarter of 2020 compared to $71.2 million in the same quarter a year ago. The increase in non-interest expense in the fourth quarter of 2020 was primarily due to an increase of $2.4 million in amortization expense of investments in low-income housing and alternative energy partnerships, and an increase of $1.0 million in other operating losses offset, in part, by a decrease of $0.6 million in salaries and employee benefits, when compared to the same quarter a year ago. The efficiency ratio was 49.6% in the fourth quarter of 2020 compared to 47.5% for the same quarter a year ago.

Income taxes

The effective tax rate for the fourth quarter of 2020 was 12.7% compared to 19.5% for the fourth quarter of 2019. The effective tax rate includes the impact of alternative energy investments and low-income housing tax credits.

BALANCE SHEET REVIEW

Gross loans were $15.6 billion at December 31, 2020, an increase of $568.9 million, or 3.8%, from $15.1 billion at December 31, 2019. The increase was primarily due to $240.9 million in Paycheck Protection Loans and increases of $279.8 million, or 3.8%, in commercial mortgage loans, $56.8 million, or 1.4%, in residential mortgage loans, $76.6 million, or 22.0%, in equity lines and $99.6 million, or 17.2%, in real estate construction loans offset, in part, by a decrease of $182.8 million, or 6.6%, in commercial loans not including Paycheck Protection Loans. During the fourth quarter of 2020, our loans, excluding Paycheck protection program loans increased by $103.4 million, or 2.7% annualized. The loan balances and composition at December 31, 2020, compared to September 30, 2020 and December 31, 2019, are presented below:

	December 31, 2020	September 30, 2020	December 31, 2019
	(In thousands) (Unaudited)
Commercial loans	$ 2,595,926	$ 2,582,272	$ 2,778,744
Paycheck protection program loans	240,907	265,728	—
Residential mortgage loans	4,145,389	4,169,847	4,088,586
Commercial mortgage loans	7,555,027	7,459,316	7,275,262
Equity lines	424,555	411,848	347,975
Real estate construction loans	679,492	675,112	579,864
Installment and other loans	3,100	1,656	5,050
Gross loans	$ 15,644,396	$ 15,565,779	$ 15,075,481

Allowance for loan losses	(166,538)	(179,130)	(123,224)
Unamortized deferred loan fees	(2,494)	(4,210)	(626)
Total loans, net	$ 15,475,364	$ 15,382,439	$ 14,951,631

Total deposits were $16.1 billion at December 31, 2020, an increase of $1.4 billion, or 9.5%, from $14.7 billion at December 31, 2019. The increases in noninterest-bearing demand deposits NOW deposits and money market deposits resulted from higher liquidity maintained by our depositors during these uncertain times and improved money market deposit generation from corporate accounts. The decreases in time deposits resulted primarily from the runoff of wholesale time deposits. During the fourth quarter of 2020, our deposits excluding CD's increased by $351.0 million, or 15.5% annualized. The deposit balances and composition at December 31, 2020, compared to September 30, 2020 and December 31, 2019, are presented below:

	December 31, 2020	September 30, 2020	December 31, 2019
	(In thousands) (Unaudited)
Non-interest-bearing demand deposits	$ 3,365,086	$ 3,306,421	$ 2,871,444
NOW deposits	1,926,135	1,767,227	1,358,152
Money market deposits	3,359,191	3,227,359	2,260,764
Savings deposits	785,672	784,076	758,903
Time deposits	6,673,317	6,949,165	7,443,045
Total deposits	$ 16,109,401	$ 16,034,248	$ 14,692,308

ASSET QUALITY REVIEW

At December 31, 2020, total non-accrual loans were $67.7 million, a decrease of $9.5 million, or 12.3%, from $77.2 million at September 30, 2020, and an increase of $27.2 million, or 67.2%, from $40.5 million at December 31, 2019. The decrease from the third quarter was due primarily to a $8.4 million charge-off for a commercial loan in our Hong Kong branch during the fourth quarter of 2020.

The allowance for loan losses was $166.5 million and the allowance for off-balance sheet unfunded credit commitments was $5.9 million at December 31, 2020, which represented the amount believed by management to be appropriate to absorb credit losses inherent in the loan portfolio, including unfunded credit commitments. The $166.5 million allowance for loan losses at December 31, 2020, increased $43.3 million, or 35.1%, from $123.2 million at December 31, 2019. This increase includes additional provisions for credit losses and reflects the deterioration in economic conditions related to the COVID-19 pandemic. The allowance for loan losses represented 1.06% of period-end gross loans, and 229.2% of non-performing loans at December 31, 2020. The comparable ratios were 0.82% of period-end gross loans, and 262.6% of non-performing loans at December 31, 2019. The changes in non-performing assets and troubled debt restructurings at December 31, 2020, compared to December 31, 2019 and September 30, 2020, are presented below:

(Dollars in thousands) (Unaudited)	December 31, 2020	December 31, 2019%		September 30, 2020%
Non-performing assets
Accruing loans past due 90 days or more	$ 4,982	$ 6,409	(22)	$ 2,868	74
Non-accrual loans:
Construction loans	4,286	4,580	(6)	4,335	(1)
Commercial mortgage loans	33,715	9,928	240	33,782	(0)
Commercial loans	23,087	19,381	19	29,757	(22)
Residential mortgage loans	6,596	6,634	(1)	9,317	(29)
Total non-accrual loans:	$ 67,684	$ 40,523	67	$ 77,191	(12)
Total non-performing loans	72,666	46,932	55	80,059	(9)
Other real estate owned	4,918	10,244	(52)	4,918	-
Total non-performing assets	$ 77,584	$ 57,176	36	$ 84,977	(9)
Accruing troubled debt restructurings (TDRs)	$ 27,721	$ 35,336	(22)	$ 28,587	(3)

Allowance for loan losses	$ 166,538	$ 123,224	35	$ 179,130	(7)
Total gross loans outstanding, at period-end	$ 15,644,396	$ 15,075,481	4	$ 15,565,779	1

Allowance for loan losses to non-performing loans, at period-end	229.18%	262.56%		223.75%
Allowance for loan losses to gross loans, at period-end	1.06%	0.82%		1.15%

The ratio of non-performing assets to total assets was 0.4% at December 31, 2020, compared to 0.3% at December 31, 2019. Total non-performing assets increased $20.4 million, or 35.7%, to $77.6 million at December 31, 2020, compared to $57.2 million at December 31, 2019, primarily due to an increase of $27.2 million, or 67.2%, in nonaccrual loans, offset, in part, by a decrease of $5.3 million, or 52.0%, in other real estate owned and a decrease of $1.4 million, or 22.3%, in accruing loans past due 90 days or more.

In the fourth quarter of 2020, the company repurchased 399,978 common shares at an average cost of $26.79 and completed its $50 million May 2019 stock buyback program.

CAPITAL ADEQUACY REVIEW

At December 31, 2020, the Company's Tier 1 risk-based capital ratio of 13.52%, total risk-based capital ratio of 15.45%, and Tier 1 leverage capital ratio of 10.94%, calculated under the Basel III capital rules, continue to place the Company in the "well capitalized" category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 8%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. At December 31, 2019, the Company's Tier 1 risk-based capital ratio was 12.51%, total risk-based capital ratio was 14.11%, and Tier 1 leverage capital ratio was 10.83%.

FULL YEAR REVIEW

Net income for the year ended December 31, 2020, was $228.9 million, a decrease of $50.2 million, or 18.0%, compared to net income of $279.1 million for the year ended December 31, 2019. Diluted earnings per share for the year ended December 31, 2020 was $2.87 compared to $3.48 per share for the year ended December 31, 2019. The net interest margin for the year ended December 31, 2020, was 3.12% compared to 3.54% for the year ended December 31, 2019.

Return on average stockholders' equity was 9.7% and return on average assets was 1.22% for the year ended December 31, 2020, compared to a return on average stockholders' equity of 12.63% and a return on average assets of 1.61% for the year ended December 31, 2019. The efficiency ratio for the year ended December 31, 2020, was 47.65% compared to 44.75% for the year ended December 31, 2019.

CONFERENCE CALL

Cathay General Bancorp will host a conference call to discuss its fourth quarter and year-end 2020 financial results this afternoon, Wednesday, January 27, 2021, at 3:00 p.m., Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-855-761-3186 and enter Conference ID 2592886. A presentation to accompany the earnings call will be available at www.cathaygeneralbancorp.com. A listen-only live Webcast of the call will be available at www.cathaygeneralbancorp.com and a recorded version is scheduled to be available for replay for 12 months after the call.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 38 branches in California, 10 branches in New York State, four in Washington State, three in Illinois, two in Texas, one in Maryland, Massachusetts, Nevada, and New Jersey, one in Hong Kong, and a representative office in Taipei, Beijing, and Shanghai. Cathay Bank's website is at www.cathaybank.com. Cathay General Bancorp's website is at www.cathaygeneralbancorp.com. nformation set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as "aims," "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "predicts," "potential," "possible," "optimistic," "seeks," "shall," "should," "will," and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from local, regional, national and international business, market and economic conditions and events (such as the COVID-19 pandemic) and the impact they may have on us, our customers and our operations, assets and liabilities; possible additional provisions for loan losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to including potential future supervisory action by bank supervisory authorities; increased costs of compliance and other risks associated with changes in regulation including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act; higher capital requirements from the implementation of the Basel III capital standards; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; our ability to generate anticipated returns on our investments and financings, including in tax-advantaged projects; environmental liabilities; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; natural disasters, public health crises (such as the COVID-19 pandemic) and geopolitical events; general economic or business conditions in Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes; risk management processes and strategies; adverse results in legal proceedings; certain provisions in our charter and bylaws that may affect acquisition of the Company; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; issuance of preferred stock; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; the soundness of other financial institutions; and general competitive, economic political, and market conditions and fluctuations.

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2019 (Item 1A in particular), other reports filed with the Securities and Exchange Commission ("SEC"), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update or review any forward-looking statement to reflect circumstances, developments or events occurring after the date on which the statement is made or to reflect the occurrence of unanticipated events.

CATHAY GENERAL BANCORP CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
	Three months ended			Year ended December 31,
(Dollars in thousands, except per share data)	December 31, 2020	September 30, 2020	December 31, 2019	2020	2019

FINANCIAL PERFORMANCE
Net interest income before (reversal)/provision for credit losses	$ 139,820	$ 137,504	$ 141,211	$ 552,110	$ 574,906
(Reversal)/provision for credit losses	(5,000)	12,500	(5,000)	57,500	(7,000)
Net interest income after (reversal)/provision for credit losses	144,820	125,004	146,211	494,610	581,906
Non-interest income	11,451	9,977	8,648	42,820	44,751
Non-interest expense	75,046	75,997	71,191	283,465	277,288
Income before income tax expense	81,225	58,984	83,668	253,965	349,369
Income tax expense	10,332	2,190	16,290	25,105	70,234
Net income	$ 70,893	$ 56,794	$ 67,378	$ 228,860	$ 279,135

Net income per common share
Basic	$ 0.89	$ 0.71	$ 0.85	$ 2.88	$ 3.49
Diluted	$ 0.89	$ 0.71	$ 0.84	$ 2.87	$ 3.48

Cash dividends paid per common share	$ 0.31	$ 0.31	$ 0.31	$ 1.24	$ 1.24

SELECTED RATIOS
Return on average assets	1.50%	1.18%	1.49%	1.22%	1.61%
Return on average total stockholders' equity	11.75%	9.53%	11.75%	9.70%	12.63%
Efficiency ratio	49.61%	51.53%	47.51%	47.65%	44.75%
Dividend payout ratio	34.80%	43.46%	36.67%	43.12%	35.51%

YIELD ANALYSIS (Fully taxable equivalent)
Total interest-earning assets	3.74%	3.78%	4.53%	3.96%	4.74%
Total interest-bearing liabilities	0.86%	1.04%	1.61%	1.14%	1.61%
Net interest spread	2.88%	2.74%	2.92%	2.82%	3.13%
Net interest margin	3.12%	3.02%	3.34%	3.12%	3.54%

CAPITAL RATIOS	December 31, 2020	September 30, 2020	December 31, 2019
Tier 1 risk-based capital ratio	13.52%	13.22%	12.51%
Total risk-based capital ratio	15.45%	15.23%	14.11%
Tier 1 leverage capital ratio	10.94%	10.51%	10.83%
	.			.

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands, except share and per share data)	December 31, 2020	September 30, 2020	December 31, 2019

Assets
Cash and due from banks	$ 138,616	$ 128,896	$ 177,240
Short-term investments and interest bearing deposits	1,282,462	1,305,170	416,538
Securities available-for-sale (amortized cost of $1,019,230 at December 31, 2020,
$1,060,975 at September 30, 2020 and $1,443,730 at December 31, 2019)	1,036,550	1,080,540	1,451,842
Loans	15,644,396	15,565,779	15,075,481
Less: Allowance for loan losses	(166,538)	(179,130)	(123,224)
Unamortized deferred loan fees, net	(2,494)	(4,210)	(626)
Loans, net	15,475,364	15,382,439	14,951,631
Equity securities	23,744	22,964	28,005
Federal Home Loan Bank stock	17,250	17,250	18,090
Other real estate owned, net	4,918	4,918	10,244
Affordable housing investments and alternative energy partnerships, net	309,016	325,013	308,681
Premises and equipment, net	102,998	103,438	104,239
Customers' liability on acceptances	13,753	12,973	10,694
Accrued interest receivable	59,032	57,102	53,541
Goodwill	372,189	372,189	372,189
Other intangible assets, net	5,434	5,631	6,296
Right-of-use assets- operating leases	30,919	32,591	33,990
Other assets	170,889	167,124	150,924
Total assets	$ 19,043,134	$ 19,018,238	$ 18,094,144

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$ 3,365,086	$ 3,306,421	$ 2,871,444
Interest-bearing deposits:
NOW deposits	1,926,135	1,767,227	1,358,152
Money market deposits	3,359,191	3,227,359	2,260,764
Savings deposits	785,672	784,076	758,903
Time deposits	6,673,317	6,949,165	7,443,045
Total deposits	16,109,401	16,034,248	14,692,308

Short-term borrowings	—	—	25,683
Advances from the Federal Home Loan Bank	150,000	230,000	670,000
Other borrowings for affordable housing investments	23,714	23,788	29,022
Long-term debt	119,136	119,136	119,136
Deferred payments from acquisition	—	—	7,644
Acceptances outstanding	13,753	12,973	10,694
Lease liabilities - operating leases	33,484	35,116	35,873
Other liabilities	175,502	188,254	209,501
Total liabilities	16,624,990	16,643,515	15,799,861
Stockholders' equity	2,418,144	2,374,723	2,294,283
Total liabilities and equity	$ 19,043,134	$ 19,018,238	$ 18,094,144

Book value per common share	$ 30.41	$ 29.81	$ 28.78
Number of common shares outstanding	79,508,265	79,659,396	79,729,419

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three months ended			Year ended December 31,
	December 31, 2020	September 30, 2020	December 31, 2019	2020	2019
	(In thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loan receivable, including loan fees	$ 163,618	$ 167,556	$ 181,224	$ 677,193	$ 729,619
Investment securities	3,469	4,115	8,583	20,599	33,037
Federal Home Loan Bank stock	217	216	304	952	1,207
Deposits with banks	292	347	1,115	1,830	5,404
Total interest and dividend income	167,596	172,234	191,226	700,574	769,267

INTEREST EXPENSE
Time deposits	19,416	26,247	38,799	111,629	152,791
Other deposits	5,725	5,761	7,720	25,396	25,311
Advances from Federal Home Loan Bank	1,180	1,251	1,466	5,299	7,441
Long-term debt	1,455	1,456	1,760	5,791	7,847
Deferred payments from acquisition	—	15	66	115	568
Short-term borrowings	—	—	204	234	403
Total interest expense	27,776	34,730	50,015	148,464	194,361

Net interest income before (reversal)/provision for credit losses	139,820	137,504	141,211	552,110	574,906
(Reversal)/provision for credit losses	(5,000)	12,500	(5,000)	57,500	(7,000)
Net interest income after (reversal)/provision for credit losses	144,820	125,004	146,211	494,610	581,906

NON-INTEREST INCOME
Net gains/(losses) from equity securities	780	(1,605)	(2,028)	(1,148)	5,736
Securities gains, net	542	—	318	1,695	211
Letters of credit commissions	1,749	1,792	1,674	6,741	6,407
Depository service fees	1,271	1,263	1,146	4,949	4,763
Other operating income	7,109	8,527	7,538	30,583	27,634
Total non-interest income	11,451	9,977	8,648	42,820	44,751

NON-INTEREST EXPENSE
Salaries and employee benefits	31,545	33,341	32,100	124,022	129,300
Occupancy expense	5,199	5,295	5,386	20,634	22,004
Computer and equipment expense	2,915	3,044	2,660	11,133	11,113
Professional services expense	6,270	5,241	5,899	21,856	23,107
Data processing service expense	3,893	3,772	3,473	14,897	13,210
FDIC and State assessments	2,145	1,993	2,427	8,999	9,617
Marketing expense	1,334	1,089	2,029	5,224	7,585
Other real estate owned expense/(income)	138	423	276	(3,091)	1,115
Amortization of investments in low income housing and alternative energy partnerships	15,228	16,173	12,822	58,225	39,731
Amortization of core deposit intangibles	172	172	172	687	687
Cost associated with debt redemption	693	—	—	693	—
Other operating expense	5,514	5,454	3,947	20,186	19,819
Total non-interest expense	75,046	75,997	71,191	283,465	277,288

Income before income tax expense	81,225	58,984	83,668	253,965	349,369
Income tax expense	10,332	2,190	16,290	25,105	70,234
Net income	$ 70,893	$ 56,794	$ 67,378	$ 228,860	$ 279,135
Net income per common share:
Basic	$ 0.89	$ 0.71	$ 0.85	$ 2.88	$ 3.49
Diluted	$ 0.89	$ 0.71	$ 0.84	$ 2.87	$ 3.48

Cash dividends paid per common share	$ 0.31	$ 0.31	$ 0.31	$ 1.24	$ 1.24
Basic average common shares outstanding	79,540,694	79,628,372	79,711,414	79,584,560	79,999,703
Diluted average common shares outstanding	79,834,150	79,764,318	80,002,421	79,777,847	80,247,893

CATHAY GENERAL BANCORP AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION (Unaudited)
	Three months ended
(In thousands)	December 31, 2020		September 30, 2020		December 31, 2019
Interest-earning assets	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$ 15,569,490	4.18%	$ 15,592,536	4.28%	$ 14,915,076	4.82%
Taxable investment securities	1,073,058	1.29%	1,145,092	1.43%	1,557,877	2.19%
FHLB stock	17,250	5.00%	17,250	4.99%	17,259	7.00%
Deposits with banks	1,156,764	0.10%	1,385,535	0.10%	275,032	1.61%
Total interest-earning assets	$ 17,816,562	3.74%	$ 18,140,413	3.78%	$ 16,765,244	4.53%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 1,694,831	0.15%	$ 1,695,882	0.17%	$ 1,307,285	0.18%
Money market deposits	3,295,103	0.59%	3,119,091	0.62%	2,244,973	1.19%
Savings deposits	797,438	0.11%	766,521	0.11%	748,148	0.20%
Time deposits	6,687,731	1.15%	7,281,403	1.43%	7,574,179	2.03%
Total interest-bearing deposits	$ 12,475,103	0.80%	$ 12,862,897	0.99%	$ 11,874,585	1.55%
Other borrowed funds	237,467	1.98%	263,306	1.91%	342,227	2.01%
Long-term debt	119,136	4.86%	119,136	4.86%	142,451	4.90%
Total interest-bearing liabilities	12,831,706	0.86%	13,245,339	1.04%	12,359,263	1.61%

Non-interest-bearing demand deposits	3,365,075		3,301,253		2,979,134

Total deposits and other borrowed funds	$ 16,196,781		$ 16,546,592		$ 15,338,397

Total average assets	$ 18,843,635		$ 19,164,220		$ 17,883,476
Total average equity	$ 2,400,494		$ 2,370,817		$ 2,274,986

	Year ended
(In thousands)	December 31, 2020		December 31, 2019
Interest-earning assets	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$ 15,500,910	4.37%	$ 14,510,678	5.03%
Taxable investment securities	1,215,957	1.69%	1,442,820	2.29%
FHLB stock	17,300	5.50%	17,266	6.99%
Deposits with banks	960,276	0.19%	253,296	2.13%
Total interest-earning assets	$ 17,694,443	3.96%	$ 16,224,060	4.74%

Interest-bearing liabilities
Interest-bearing demand deposits	$ 1,591,924	0.18%	$ 1,290,752	0.18%
Money market deposits	2,903,837	0.74%	2,012,306	1.07%
Savings deposits	759,581	0.13%	731,027	0.20%
Time deposits	7,268,738	1.54%	7,459,800	2.05%
Total interest-bearing deposits	$ 12,524,080	1.09%	$ 11,493,885	1.55%
Other borrowed funds	326,023	1.73%	379,816	2.21%
Long-term debt	119,136	4.86%	164,976	4.76%
Total interest-bearing liabilities	12,969,239	1.14%	12,038,677	1.61%

Non-interest-bearing demand deposits	3,158,828		2,837,946
Total deposits and other borrowed funds	$ 16,128,067		$ 14,876,623

Total average assets	$ 18,736,854		$ 17,337,267
Total average equity	$ 2,359,735		$ 2,209,642

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

CONTACT: Heng W. Chen, (626) 279-3652